Exhibit 4.3

NAVIENT CORPORATION,

as Company,

and

THE BANK OF NEW YORK MELLON,

as Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of December 4, 2017

to

INDENTURE

Dated as of July 18, 2014

6.500% Senior Notes due 2022

NINTH SUPPLEMENTAL INDENTURE, dated as of December 4, 2017 (this “Supplemental Indenture”), between Navient Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee executed and delivered the base indenture, dated as of July 18, 2014 (the “Base Indenture”, as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, the Company and the Trustee executed and delivered the first supplemental indenture, dated as of November 6, 2014, to provide for the establishment of two series of its notes under the Base Indenture known as its “5.000% Senior Notes due 2020” and its “5.875% Senior Notes due 2024”;

WHEREAS, the Company and the Trustee executed and delivered the second supplemental indenture, dated as of March 27, 2015 (the “Second Supplemental Indenture”), to provide for the establishment of a series of its notes under the Base Indenture known as its “5.875% Senior Notes due 2021”;

WHEREAS, the Company and the Trustee executed and delivered the third supplemental indenture, dated as of July 29, 2016, to provide for the establishment of a series of its notes under the Base Indenture known as its “6.625% Senior Notes due 2021”;

WHEREAS, the Company and the Trustee executed and delivered the fourth supplemental indenture, dated as of September 16, 2016, to provide for the establishment of a series of its notes under the Base Indenture known as its “7.250% Senior Notes due 2023”;

WHEREAS, the Company and the Trustee executed and delivered the fifth supplemental indenture, dated as of March 7, 2017 (the “Fifth Supplemental Indenture”), to provide for the establishment of a series of its notes under the Base Indenture known as its “6.500% Senior Notes due 2022”;

WHEREAS, the Company and the Trustee executed and delivered the sixth supplemental indenture, dated as of March 17, 2017, to issue additional 5.875% Senior Notes due 2021 under the Base Indenture and the Second Supplemental Indenture;

WHEREAS, the Company and the Trustee executed and delivered the seventh supplemental indenture, dated as of May 26, 2017, to provide for the establishment of a series of its notes under the Base Indenture known as its “6.750% Senior Notes due 2025”;

WHEREAS, the Company and the Trustee executed and delivered the eighth supplemental indenture, dated as of June 9, 2017, to issue additional 5.875% Senior Notes due 2021 under the Base Indenture and the Second Supplemental Indenture;

WHEREAS, pursuant to Section 3.01 and Section 14.01 of the Base Indenture, the Company may, at its option and without the consent of the Securityholders, at any time and from time to time, issue additional Securities of any series of Securities previously issued under the Indenture which together shall constitute a single series of Securities under the Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to issue additional 6.500% Senior Notes due 2022, the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture, the Fifth Supplemental Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company pursuant to the 2017 Business Plan, adopted February 23, 2017, and certified by the Secretary’s Certificate, executed February 27, 2017, have duly authorized the issuance of the Additional Notes (as defined below) and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, the Company and Navient, LLC, entered into an Agreement and Plan of Merger on October 16, 2014, pursuant to which Navient, LLC merged with and into the Company, with the Company as the surviving corporation (the “Merger”);

WHEREAS, as a result of the Merger, the Company assumed Navient, LLC’s obligations under an indenture, dated October 1, 2000 and an amended and restated indenture, dated April 25, 2006;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 14.01 of the Base Indenture;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, and to make the Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Additional Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Additional Notes, the Company covenants and agrees, with the Trustee, as follows:

2

ARTICLE 1.

DEFINITIONS

Section 1.1.    Definition of Terms. Unless the context otherwise requires:

(a)    each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b)    the singular includes the plural and vice versa; and

(c)    headings are for convenience of reference only and do not affect interpretation.

(d)    a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated.

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL NOTES

Section 2.1.    General Terms and Conditions of the Additional Notes. There is hereby authorized an additional $250,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2022 (the “Additional Notes”). The terms, provisions and conditions of the Additional Notes, other than issue date and public offering price, will be identical to the terms, provisions and conditions of the $750,000,000 aggregate principal amount of 6.500% Senior Notes due 2022 (the “Original Notes”) established pursuant to the Fifth Supplemental Indenture and the Base Indenture. The Additional Notes will have the same CUSIP number as the Original Notes. As a result of the Additional Notes issuance, the aggregate principal amount outstanding of the 6.500% Senior Notes due 2022 will be $1,000,000,000. Any additional amounts of the series to be issued shall be set forth in a Company Order.

ARTICLE 3.

FORM OF ADDITIONAL NOTES

Section 3.1.    Form of Additional Notes. The Additional Notes and the Trustee’s Certificate of Authentication to be endorsed thereon, are to be substantially in the form set forth in Exhibit A hereto.

ARTICLE 4.

ISSUE OF ADDITIONAL NOTES

Section 4.1.    Issue of Additional Notes. The Additional Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Additional Notes as in such Company Order provided.

3

ARTICLE 5.

MISCELLANEOUS

Section 5.1.    Ratification of Indenture. The Base Indenture, as supplemented by the Fifth Supplemental Indenture and this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Additional Notes.

Section 5.2.    Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.3.    Governing Law. This Supplemental Indenture and each Additional Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 5.4.    Separability. In case any provision in the Indenture or in the Additional Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

NAVIENT CORPORATION, as Company

By:	/s/ Stephen J. O’Connell
	Name:	Stephen J. O’Connell
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 63938CAF5

NAVIENT CORPORATION

6.500% SENIOR NOTES DUE 2022

No.	$
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Navient Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                million dollars ($                ), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on June 15, 2022 and to pay interest thereon from March 7, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 2017, at the rate of 6.500% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

December 4, 2017

NAVIENT CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: December 4, 2017

THE BANK OF NEW YORK MELLON

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 18, 2014, among Navient Corporation (the “Company”) and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the Fifth Supplemental Indenture, dated March 7, 2017, and the Ninth Supplemental Indenture, dated December 4, 2017 (as so supplemented, herein called the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000.

Optional Redemption. The Securities of this series are subject to redemption at the Company’s option, at any time and from time to time, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the applicable Treasury Rate (as defined below) plus 50 basis points plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date for the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(a)    the average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

(b)    if the Independent Investment Banker is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means J.P. Morgan Securities LLC, Barclays Capital Inc. and RBC Capital Markets, LLC, as specified by the Company, or if these firms are unwilling or unable to select the applicable Comparable Treasury Issue or average of the Reference Treasury Dealer Quotations, an independent investment banking institution of national standing appointed by the Company.

‘‘Reference Treasury Dealer’’ means J.P. Morgan Securities LLC, Barclays Capital Inc. and RBC Capital Markets, LLC (and their respective successors) plus one other or their affiliates which are primary U.S. government securities dealers (each a “Primary Treasury Dealer”), provided however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be sent at least 30 days but not more than 60 days before the redemption date to each registered holder of Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions of the Securities called for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Repurchase Upon a Change of Control. Upon the occurrence of a Change of Control Triggering Event, the Holders of the Securities will have the right to require that the Company purchase such Holder’s outstanding Securities, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture does not limit the issuance of debt of the Company or any of its Subsidiaries.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security repurchased by the Company pursuant to Section 2.9 of the Supplemental Indenture, check the box below:

☐  Section 2.9

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 2.9 of the Supplemental Indenture, state the amount you elect to have repurchased:

$ ________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee